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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60188 of Educational Development Corporation on Form S-8 of our report dated April 18, 2001, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 2001.



Deloitte & Touche LLP


Tulsa, Oklahoma
May 7, 2001